UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on the Current Report on Form 8-K filed by Casella Waste Systems, Inc. (the “Company”) on July 1, 2026 (the “Original 8-K”), the Company announced the appointment of Damian A. Ribar as Executive Vice President and Chief Operating Officer of the Company, effective as of July 20, 2026, which is the date of commencement of his employment with the Company. The Company is filing this amendment to the Original 8-K to report that on July 20, 2026 in connection with such appointment, the Company entered into an employment agreement with Mr. Ribar (the “Employment Agreement”).
Pursuant to the terms of the Employment Agreement, Mr. Ribar will receive an annual base salary of $500,000. He will also be eligible to receive a bonus consisting of (i) a cash bonus of up to 85% of his annual base salary, (ii) the issuance of additional stock options, restricted stock units (“RSUs”) or performance-based stock units (“PSUs”) or (iii) a combination of both cash and stock options, RSUs or PSUs, in each case in an amount to be determined by the Compensation and Human Capital Committee of the Company’s board of directors after the conclusion of each fiscal year.
In the event of a termination of Mr. Ribar’s employment without “cause” or for “good reason” (as such terms are defined in the Employment Agreement), he will be entitled to (a) payment of an amount equal to the sum of (i) the highest base salary paid to him at any time prior to such termination and (ii) his target annual cash incentive compensation opportunity under the Company’s Non-Equity Incentive Plan for the fiscal year in which such termination occurs; (b) an amount in cash equal to (i) any accrued but unpaid base salary, (ii) any bonus relating to the prior fiscal year which, as of the date of termination, has been determined by the Company but not yet paid prior to the date of termination, and (iii) any vacation accrued but unused prior to the date of termination; (c) healthcare benefits for a period of one year from the date of termination; and (d) the accelerated vesting of any stock options, RSUs or other equity grants that have been issued by the Company to Mr. Ribar.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company's Form 10-Q for the fiscal quarter ended June 30, 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: July 20, 2026	By:	/s/ Bradford J. Helgeson
Bradford J. Helgeson
Executive Vice President and Chief Financial Officer

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